Exhibit 99.B(d)(1)(viii)

AMENDED Schedule B

Advisory Fees

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING American Century Large Company Value Portfolio	0.80%

ING American Century Small-Mid Cap Value Portfolio	1.00%

ING Baron Asset Portfolio	0.95%

ING Baron Small Cap Growth Portfolio	0.85%

ING Columbia Small Cap Value II Portfolio	0.75%

ING Davis Venture Value Portfolio	0.80%

ING Fidelity® VIP Contrafund® Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Equity-Income Portfolio	0.00% while Series invested in Master 0.48% for Standalone Series

ING Fidelity® VIP Growth Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fidelity® VIP Mid Cap Portfolio	0.00% while Series invested in Master 0.58% for Standalone Series

ING Fundamental Research Portfolio	0.60% on the first $2 billion; 0.55% on the next $1 billion; 0.50% on assets over $3 billion

ING JPMorgan International Portfolio	0.80%

ING JPMorgan Mid Cap Value Portfolio	0.75%

ING Legg Mason Partners Aggressive Growth Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING Legg Mason Partners Large Cap Growth Portfolio	0.64%

7337 E. Doubletree Ranch Rd. Scottsdale, AZ 85258-2034	Tel: 480-477-3000 Fax: 480-477-2700 www.ingfunds.com	ING Partners, Inc.

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

ING Lord Abbett U.S. Government Securities Portfolio	0.47% on the first $250 million; 0.45% on assets over $250 million

ING Neuberger Berman Partners Portfolio	0.60%

ING Neuberger Berman Regency Portfolio	0.75%

ING OpCap Balanced Value Portfolio	0.80%

ING Oppenheimer Global Portfolio	0.60%

ING Oppenheimer Strategic Income Portfolio	0.50% on the first $6.5 billion; 0.475% on the next $5 billion; 0.45% on the next $5 billion; 0.43% on assets over $16.5 billion

ING PIMCO Total Return Portfolio	0.50%

ING Pioneer High Yield Portfolio	0.60% on the first $5 billion; 0.50% on the next $2 billion; 0.40% on the next $2 billion; 0.30% on assets over $9 billion

ING Solution 2015 Portfolio	0.10%

ING Solution 2025 Portfolio	0.10%

ING Solution 2035 Portfolio	0.10%

ING Solution 2045 Portfolio	0.10%

ING Solution Growth and Income Portfolio	0.10%

ING Solution Growth Portfolio	0.10%

ING Solution Income Portfolio	0.10%

ING T. Rowe Price Diversified Mid Cap Growth Portfolio	0.64%

ING T. Rowe Price Growth Equity Portfolio	0.60%

ING Templeton Foreign Equity Portfolio	0.80% on the first $500 million;

SERIES	ADVISORY FEES
(as a percentage of average daily net assets)

0.75% on assets over $500 million
ING Thornburg Value Portfolio	0.65%

ING UBS U.S. Large Cap Equity Portfolio	0.70% on the first $500 million; 0.65% on assets over $500 million

ING UBS U.S. Small Cap Growth Portfolio	0.90%

ING Van Kampen Comstock Portfolio	0.60%

ING Van Kampen Equity and Income Portfolio	0.55%